Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	July 22, 2021		574-235-2000
1st Source Corporation Reports Record Second Quarter Results,
Cash Dividend Increased
QUARTERLY HIGHLIGHTS
•Net income was a record $30.22 million for the quarter, up 63.35% from the second quarter of 2020. Diluted net income per common share was also a record at $1.19, up from the prior year’s second quarter of $0.72.
•Cash dividend of $0.31 per common share approved, up 10.71% from the $0.28 per common share declared a year ago.
•Return on average assets of 1.58% and return on average common shareholders’ equity of 13.49% compared to 1.04% and 8.63%, respectively in the second quarter of 2020.
•Excluding the Paycheck Protection Program (PPP) loans, average loans and leases increased slightly from the previous quarter and decreased slightly from the second quarter of 2020. With PPP loans, average loans and leases were relatively flat from the previous quarter and were down $49.77 million or 0.89% from the second quarter of 2020.
•Average deposits increased $298.18 million, up 4.99% from the previous quarter and grew $468.08 million or 8.06% from the second quarter of 2020.
•Net charge-offs were $0.16 million and nonperforming assets to loans and leases were 1.06% compared to $0.11 million of net recoveries and 1.20%, respectively in the second quarter of 2020.
•Recovery of provision for credit losses of $3.03 million compared to a provision for credit losses of $10.38 million in the second quarter of 2020.
•Net interest income increased $2.93 million, or 5.43% from the second quarter of 2020.
•Noninterest income decreased $0.34 million, or 1.36% from the second quarter of 2020. Excluding leased equipment depreciation, noninterest income increased 6.21%.
•Noninterest expenses increased $0.37 million, or 0.83% from the second quarter of 2020. Excluding leased equipment depreciation, noninterest expense increased 4.95%.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record quarterly net income of $30.22 million for the second quarter of 2021, up 63.35% from the $18.50 million reported in the second quarter a year ago, bringing the 2021 year-to-date net income to $58.33 million compared to $34.92 million in 2020, an increase of 67.06%. Diluted net income per common share for the second quarter of 2021 was up 65.28% to $1.19 versus $0.72 in the second quarter of 2020. Diluted net income per common share for the first half of 2021 was $2.29 compared to $1.36 a year earlier, a 68.38% increase.
Year-to-date net income and earnings per share were positively impacted by providing $22.36 million less in the provision for credit losses compared to the provision for the prior year. This is a result of improved economic conditions this year compared to the extraordinarily uncertain circumstances presented by the pandemic a year ago.
At its July 2021 meeting, the Board of Directors approved a cash dividend of $0.31 per common share, up 10.71% from the $0.28 per common share declared a year ago. The cash dividend is payable to shareholders of record on August 3, 2021 and will be paid on August 13, 2021.

Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are pleased to have achieved record net income for the second consecutive quarter. Credit uncertainty continues to improve substantially which resulted in a reduction to our provision for credit losses. In addition, our clients continued to receive Paycheck Protection Program (PPP) loan forgiveness during the second quarter. Total PPP loans forgiven during 2021 were $291.32 million which provided $5.68 million in accelerated fee income. We are optimistic that continued vaccination adoption among the communities and businesses we serve will sustain the positive economic momentum we have seen over the last three months.
“Throughout the pandemic, our focus has remained on keeping our clients, our colleagues and families safe so we can deliver the highest level of service. Vaccination rates among our colleagues has grown steadily, and as an organization, we have reached a high level of inoculation. As mentioned last quarter, our lobbies are open, and once again our bankers are able to more freely meet with business and consumer clients (following CDC guidelines with masking and social distancing recommendations) than was the case in the last year. We’re confident we are doing our best to ensure the safety and well-being of all those we serve and employ while also getting back to a sense of ‘business as usual’ for all our clients. As new variants of COVID develop, we will continue to review and analyze data from local health departments to make the best decisions possible for the health and safety of our team members, clients and communities.
“We were very pleased to learn during the second quarter that 1st Source had been named among the Keefe, Bruyette & Woods, Inc. (KBW) Bank Honor Roll for the third consecutive year. We are proud to be one of the 16 honorees to earn this recognition out of 365 banking institutions analyzed. To be considered, banks must be publicly traded institutions with more than $500 million in total assets and must have had 10 consecutive years of increased earnings per share. For the 2021 list, to account for the impact that the adoption of the current expected credit loss (CECL) accounting methodology had on 2020 earnings, KBW modified some inclusion criteria. Banks that met the annual earnings per share growth requirements for all years save 2020 were eligible for inclusion, if in 2020, they reported an annual profit and annual pre-tax, pre-provision net income per share growth. It is a focus on quality earnings, investing for the future, building a strong balance sheet, capital, and reserves that earned 1st Source this recognition and has allowed us to continue to meet the challenges that the pandemic has presented. Receiving this recognition for the third year in a row is a great honor, and it’s a welcome confirmation, after a year of unprecedented challenges, that our focus on the long-term has been successful.

“Lastly, we announced the election of Tracy D. Graham, Managing Principal of Graham Allen Partners, LLC and Chief Executive Officer of Aunalytics, Inc., and Ronda Shrewsbury, President and Chief Executive Officer of RealAmerica, LLC to our Board of Directors. We are pleased our shareholders voted to add these strong leaders to our Board of Directors and we are certain they will help the Company deliver on its mission to help our clients achieve security, build wealth and realize their dreams by living our values and keeping our clients’ best interest in mind for the long-term. Their backgrounds and experience blend well with our already strong Board, and their strategic guidance, and diversity of thought and perspective will add value to the future of our organization. Also, two current members, Melody Birmingham, who serves as Senior Vice President and Chief Administrative Officer of Duke Energy, and Mark D. Schwabero, retired Chairman, Chief Executive Officer and Director of Brunswick Corporation in 2018, were reelected to the Board of 1st Source Corporation. All four directors have been elected to terms that end April 2024 and will be subject to reelection at that time,” Mr. Murphy concluded.
SECOND QUARTER 2021 FINANCIAL RESULTS
Loans
Average loans and leases of $5.52 billion decreased $49.77 million, or 0.89% in the second quarter of 2021 from the year ago quarter and were relatively flat from the previous quarter. Year-to-date average loans and leases of $5.51 billion increased $175.46 million, up 3.29% from the first six months of 2020. Loan runoff is primarily from SBA forgiveness of PPP loans offset by growth in the solar and aircraft portfolios when compared to the second quarter of 2020. During the second quarter 2021, SBA forgiveness totaled $158.41 million which was offset by PPP originations of $29.02 million. During the first six months of 2021, SBA forgiveness totaled $291.32 million which was offset by PPP originations of $261.46 million. PPP loans amounted to $315.09 million as of June 30, 2021.
Deposits
Average deposits of $6.28 billion grew $468.08 million for the quarter ended June 30, 2021, up 8.06% from the year ago quarter and increased $298.18 million, up 4.99% from the previous quarter. Average deposits for the first six months of 2021 were $6.13 billion, an increase of $588.91 million, up 10.63% from the same period a year ago. Deposit growth is primarily from PPP loan fundings, increased consumer deposit levels compared to 2020 and seasonal public fund activity.
Net Interest Income and Net Interest Margin
Second quarter 2021 tax-equivalent net interest income of $57.05 million increased $2.92 million, or 5.38% from the second quarter a year ago and decreased $0.48 million, or 0.83% from the first quarter of 2021. For the first six months of 2021, tax-equivalent net interest income was $114.59 million, an increase of $5.45 million, or 5.00% compared to the same period a year ago.

Second quarter 2021 net interest margin was 3.14%, a decrease of nine basis points from the 3.23% for the same period in 2020 and a decrease of 21 basis points from the previous quarter. Second quarter 2021 net interest margin on a fully tax-equivalent basis was 3.15%, a decrease of nine basis points from the 3.24% for the same period in 2020 and was lower by 20 basis points compared to the previous quarter. The margin continues to experience pressure from the low interest rate environment and excess liquidity. PPP loans had a positive impact on the net interest margin of one basis point for the quarter due to accelerated PPP loan origination fee amortization as a result of SBA forgiveness compared to a negative impact of four basis points in the same period a year ago. We recognized $2.59 million in PPP loan fees during the second quarter of 2021. During the prior quarter, PPP loans had a positive impact on the net interest margin of 10 basis points and we recognized $3.98 million in PPP loan fees.
Net interest margin for the first six months of 2021 was 3.24%, a decrease of 15 basis points from the 3.39% for the same period in 2020. Net interest margin on a fully-taxable-equivalent basis for the first half of 2021 was 3.25%, a decrease of 15 basis points from the 3.40% for the first half of 2020. The margin continues to experience pressure from the low interest rate environment and excess liquidity. PPP loans had a positive impact on the net interest margin of five basis points for the first half of 2021 compared to a negative impact of five basis points during the first half of 2020.
Noninterest Income
Second quarter 2021 noninterest income of $24.90 million decreased $0.34 million, or 1.36% from the second quarter a year ago and decreased $0.97 million, or 3.75% from the first quarter of 2021. For the first six months of 2021, noninterest income was $50.77 million, an increase of $0.90 million, up 1.81% from the same period a year ago.
Noninterest income was lower compared to the second quarter a year ago mainly from less equipment rental income as demand for leases declined, realized losses on the sale of available-for-sale debt securities due to repositioning in the investment portfolio and reduced mortgage banking income resulting from a lower sales volume offset by increased debit card income as transaction levels improved, higher trust and wealth advisory fees as market values improved on assets under management, and a rise in service charges on deposit accounts.
The decrease in noninterest income from the prior quarter was mainly due to reduced mortgage banking income resulting from lower sales volume, realized losses on the sale of available-for-sale debt securities due to repositioning in the investment portfolio and fewer contingent insurance commissions offset by higher trust and wealth advisory fees as market values improved on assets under management and a rise in debit card income as transaction levels improved.
Additionally, we recognized $0.59 million in impairment recoveries on our mortgage servicing rights during 2021.
Noninterest Expense
Second quarter 2021 noninterest expense was relatively flat from the second quarter a year ago and increased $1.06 million, or 2.40% from the prior quarter. Excluding depreciation on leased equipment, noninterest expenses were up 4.95% from the second quarter a year ago and up 3.17% from the prior quarter. For the first six months of 2021, noninterest expense was $89.34 million, a decrease of $2.02 million, down 2.21% compared to the same period a year ago.

The increase in noninterest expense from the prior quarter was primarily the result of a higher valuation provision for interest rate swaps with customers, higher salaries and wages due to incentive awards and normal merit increases, and a rise in legal and consulting fees offset by a decrease in the provision for unfunded loan commitments and lower leased equipment depreciation as the average equipment rental portfolio continues to decline.
Credit
The allowance for loan and lease losses as of June 30, 2021 was 2.49% of total loans and leases compared to 2.53% at March 31, 2021 and 2.31% at June 30, 2020 (incurred loss method). The allowance calculation includes PPP loans which are guaranteed by the SBA. Excluding these loans from the calculation results in an allowance of 2.63% at June 30, 2021, compared to 2.74% at March 31, 2021 and 2.73% at December 31, 2020. Net charge-offs of $0.16 million were recorded for the second quarter of 2021 compared with net recoveries of $0.11 million in the same quarter a year ago and $3.50 million of net charge-offs in the prior quarter. The majority of charge-offs in 2021 were related to the bus division of the auto and light truck portfolio which continues to be impacted by the lingering impact the pandemic has had on events and tourism.
The provision for credit losses was a recovery of $3.03 million for the second quarter of 2021, a decrease of $13.40 million compared with the same period in 2020 and a decrease of $5.42 million from the first quarter of 2021. The ratio of nonperforming assets to loans and leases was 1.06% as of June 30, 2021, compared to 1.12% on March 31, 2021 and 1.20% on June 30, 2020. Excluding PPP loans, the ratio of non-performing assets to loans and leases was 1.13% at June 30, 2021, 1.22% at March 31, 2021 and 1.33% at June 30, 2020.
Capital
As of June 30, 2021, the common equity-to-assets ratio was 11.68%, compared to 11.87% at March 31, 2021 and 11.74% a year ago. The tangible common equity-to-tangible assets ratio was 10.70% at June 30, 2021 compared to 10.87% at March 31, 2021 and 10.73% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 13.62% at June 30, 2021 compared to 13.43% at March 31, 2021 and 12.76% a year ago. During the second quarter of 2021, 283,759 shares were repurchased for treasury reducing common shareholders’ equity by $13.78 million. On July 22, 2021, the Board of Directors authorized the repurchase of 2,000,000 common shares under the Company’s stock repurchase plan when favorable conditions exist on the open market.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 79 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations and 10 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
2nd QUARTER 2021 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
AVERAGE BALANCES
Assets	$7,657,276	$7,350,413	$7,185,406	$7,504,692	$6,898,264
Earning assets	7,264,886	6,960,551	6,727,011	7,113,559	6,454,403
Investments	1,339,551	1,230,977	1,045,310	1,285,564	1,037,975
Loans and leases	5,515,387	5,499,009	5,565,160	5,507,243	5,331,779
Deposits	6,278,654	5,980,471	5,810,578	6,130,386	5,541,477
Interest bearing liabilities	4,785,800	4,577,664	4,580,419	4,682,307	4,497,986
Common shareholders’ equity	898,388	894,553	862,209	896,481	853,467
Total equity	942,821	938,451	891,606	940,648	879,605
INCOME STATEMENT DATA
Net interest income	$56,935	$57,412	$54,001	$114,347	$108,845
Net interest income - FTE(1)	57,053	57,533	54,138	114,586	109,133
(Recovery of) provision for credit losses	(3,025)	2,398	10,375	(627)	21,728
Noninterest income	24,898	25,869	25,241	50,767	49,863
Noninterest expense	45,198	44,140	44,825	89,338	91,360
Net income	30,235	28,106	18,526	58,341	34,944
Net income available to common shareholders	30,223	28,105	18,502	58,328	34,915
PER SHARE DATA
Basic net income per common share	$1.19	$1.10	$0.72	$2.29	$1.36
Diluted net income per common share	1.19	1.10	0.72	2.29	1.36
Common cash dividends declared	0.30	0.29	0.28	0.59	0.57
Book value per common share(2)	36.05	35.27	33.85	36.05	33.85
Tangible book value per common share(1)	32.69	31.95	30.57	32.69	30.57
Market value - High	51.02	50.38	38.70	51.02	52.16
Market value - Low	45.22	38.73	26.72	38.73	26.07
Basic weighted average common shares outstanding	25,143,712	25,320,930	25,540,855	25,231,789	25,532,105
Diluted weighted average common shares outstanding	25,143,712	25,320,930	25,540,855	25,231,789	25,532,105
KEY RATIOS
Return on average assets	1.58%	1.55%	1.04%	1.57%	1.02%
Return on average common shareholders’ equity	13.49	12.74	8.63	13.12	8.23
Average common shareholders’ equity to average assets	11.73	12.17	12.00	11.95	12.37
End of period tangible common equity to tangible assets(1)	10.70	10.87	10.73	10.70	10.73
Risk-based capital - Common Equity Tier 1(3)	13.62	13.43	12.76	13.62	12.76
Risk-based capital - Tier 1(3)	15.32	15.12	14.32	15.32	14.32
Risk-based capital - Total(3)	16.58	16.39	15.58	16.58	15.58
Net interest margin	3.14	3.35	3.23	3.24	3.39
Net interest margin - FTE(1)	3.15	3.35	3.24	3.25	3.40
Efficiency ratio: expense to revenue	55.23	53.00	56.57	54.11	57.56
Efficiency ratio: expense to revenue - adjusted(1)	52.89	50.99	53.63	51.94	54.71
Net charge offs to average loans and leases	0.01	0.26	(0.01)	0.13	0.06
Loan and lease loss allowance to loans and leases	2.49	2.53	2.31	2.49	2.31
Nonperforming assets to loans and leases	1.06	1.12	1.20	1.06	1.20

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
END OF PERIOD BALANCES
Assets	$7,718,694	$7,511,931	$7,316,411	$7,290,949	$7,365,146
Loans and leases	5,483,045	5,523,085	5,489,301	5,627,036	5,692,322
Deposits	6,345,410	6,131,341	5,946,028	5,896,855	5,993,456
Allowance for loan and lease losses	136,361	139,550	140,654	136,817	131,283
Goodwill and intangible assets	83,937	83,942	83,948	83,953	83,959
Common shareholders’ equity	901,226	891,295	886,845	877,754	864,995
Total equity	945,457	935,759	930,670	915,015	901,653
ASSET QUALITY
Loans and leases past due 90 days or more	$44	$66	$115	$81	$256
Nonaccrual loans and leases	55,864	58,513	60,388	70,595	62,800
Other real estate	—	369	359	303	303
Repossessions	1,213	2,214	1,976	4,639	6,132
Equipment owned under operating leases	1,728	1,647	1,695	136	57
Total nonperforming assets	$58,849	$62,809	$64,533	$75,754	$69,548
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	June 30,	March 31,	December 31,	June 30,
	2021	2021	2020	2020
ASSETS
Cash and due from banks	$69,101	$69,683	$74,186	$67,591
Federal funds sold and interest bearing deposits with other banks	400,346	266,271	168,861	112,645
Investment securities available-for-sale	1,413,022	1,291,340	1,197,467	1,055,797
Other investments	27,429	27,429	27,429	30,619
Mortgages held for sale	6,453	9,351	12,885	36,508
Loans and leases, net of unearned discount:
Commercial and agricultural	1,125,965	1,238,708	1,186,118	1,469,839
Solar	305,250	296,124	292,604	240,873
Auto and light truck	595,326	552,676	542,369	563,606
Medium and heavy duty truck	256,169	268,636	279,172	284,432
Aircraft	883,559	873,770	861,460	782,160
Construction equipment	729,055	705,744	714,888	739,027
Commercial real estate	966,171	975,383	969,864	942,971
Residential real estate and home equity	492,552	486,156	511,379	531,972
Consumer	128,998	125,888	131,447	137,442
Total loans and leases	5,483,045	5,523,085	5,489,301	5,692,322
Allowance for loan and lease losses*	(136,361)	(139,550)	(140,654)	(131,283)
Net loans and leases	5,346,684	5,383,535	5,348,647	5,561,039
Equipment owned under operating leases, net	56,011	61,395	65,040	86,183
Net premises and equipment	47,617	48,288	49,373	51,486
Goodwill and intangible assets	83,937	83,942	83,948	83,959
Accrued income and other assets	268,094	270,697	288,575	279,319
Total assets	$7,718,694	$7,511,931	$7,316,411	$7,365,146
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,851,932	$1,833,116	$1,636,684	$1,684,102
Interest-bearing deposits:
Interest-bearing demand	2,318,210	2,068,382	2,059,139	1,866,415
Savings	1,182,643	1,148,823	1,082,848	942,891
Time	992,625	1,081,020	1,167,357	1,500,048
Total interest-bearing deposits	4,493,478	4,298,225	4,309,344	4,309,354
Total deposits	6,345,410	6,131,341	5,946,028	5,993,456
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	167,097	173,302	143,564	169,483
Other short-term borrowings	5,247	7,299	7,077	7,536
Total short-term borrowings	172,344	180,601	150,641	177,019
Long-term debt and mandatorily redeemable securities	81,330	81,722	81,864	81,760
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	115,389	123,744	148,444	152,494
Total liabilities	6,773,237	6,576,172	6,385,741	6,463,493
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at June 30, 2021, March 31, 2021, December 31, 2020, and June 30, 2020, respectively	436,538	436,538	436,538	436,538
Retained earnings	558,795	535,737	514,176	484,491
Cost of common stock in treasury (3,204,947, 2,936,987, 2,816,557, and 2,655,319 shares at June 30, 2021, March 31, 2021, December 31, 2020, and June 30, 2020, respectively)	(101,711)	(88,223)	(82,240)	(75,922)
Accumulated other comprehensive income	7,604	7,243	18,371	19,888
Total shareholders’ equity	901,226	891,295	886,845	864,995
Noncontrolling interests	44,231	44,464	43,825	36,658
Total equity	945,457	935,759	930,670	901,653
Total liabilities and equity	$7,718,694	$7,511,931	$7,316,411	$7,365,146
*ASU 2016-13 adopted during the fourth quarter of 2020 therefore June 30, 2020 allowance amount reflects the incurred loss method.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Interest income:
Loans and leases	$57,144	$57,864	$58,815	$115,008	$120,341
Investment securities, taxable	4,155	3,988	4,487	8,143	10,037
Investment securities, tax-exempt	154	174	232	328	496
Other	317	266	316	583	662
Total interest income	61,770	62,292	63,850	124,062	131,536
Interest expense:
Deposits	3,202	3,526	8,265	6,728	19,116
Short-term borrowings	29	36	90	65	344
Subordinated notes	814	818	835	1,632	1,719
Long-term debt and mandatorily redeemable securities	790	500	659	1,290	1,512
Total interest expense	4,835	4,880	9,849	9,715	22,691
Net interest income	56,935	57,412	54,001	114,347	108,845
(Recovery of) provision for credit losses*	(3,025)	2,398	10,375	(627)	21,728
Net interest income after provision for loan and lease losses	59,960	55,014	43,626	114,974	87,117
Noninterest income:
Trust and wealth advisory	6,466	5,481	5,589	11,947	10,437
Service charges on deposit accounts	2,508	2,447	1,910	4,955	4,515
Debit card	4,754	4,182	3,601	8,936	6,974
Mortgage banking	2,859	3,901	3,315	6,760	5,651
Insurance commissions	1,684	2,152	1,695	3,836	3,576
Equipment rental	4,255	4,629	5,990	8,884	12,620
(Losses) gains on investment securities available-for-sale	(680)	—	(1)	(680)	279
Other	3,052	3,077	3,142	6,129	5,811
Total noninterest income	24,898	25,869	25,241	50,767	49,863
Noninterest expense:
Salaries and employee benefits	25,510	25,196	23,999	50,706	48,400
Net occupancy	2,527	2,719	2,504	5,246	5,225
Furniture and equipment	6,337	6,458	6,258	12,795	12,665
Depreciation – leased equipment	3,550	3,773	5,142	7,323	10,569
Professional fees	2,146	1,613	1,258	3,759	2,700
Supplies and communication	1,430	1,475	1,390	2,905	3,024
FDIC and other insurance	772	665	599	1,437	887
Business development and marketing	1,351	997	1,121	2,348	2,480
Loan and lease collection and repossession	486	129	838	615	1,601
Other	1,089	1,115	1,716	2,204	3,809
Total noninterest expense	45,198	44,140	44,825	89,338	91,360
Income before income taxes	39,660	36,743	24,042	76,403	45,620
Income tax expense	9,425	8,637	5,516	18,062	10,676
Net income	30,235	28,106	18,526	58,341	34,944
Net (income) loss attributable to noncontrolling interests	(12)	(1)	(24)	(13)	(29)
Net income available to common shareholders	$30,223	$28,105	$18,502	$58,328	$34,915
Per common share:
Basic net income per common share	$1.19	$1.10	$0.72	$2.29	$1.36
Diluted net income per common share	$1.19	$1.10	$0.72	$2.29	$1.36
Cash dividends	$0.30	$0.29	$0.28	$0.59	$0.57
Basic weighted average common shares outstanding	25,143,712	25,320,930	25,540,855	25,231,789	25,532,105
Diluted weighted average common shares outstanding	25,143,712	25,320,930	25,540,855	25,231,789	25,532,105
*ASU 2016-13 adopted during the fourth quarter of 2020 therefore June 30, 2020 provision amount reflects the incurred loss method.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,305,988	$4,156	1.28%	$1,193,583	$3,987	1.35%	$995,776	$4,487	1.81%
Tax exempt(1)	33,563	192	2.29%	37,394	214	2.32%	49,534	286	2.32%
Mortgages held for sale	7,208	54	3.00%	14,285	86	2.44%	27,016	198	2.95%
Loans and leases, net of unearned discount(1)	5,515,387	57,169	4.16%	5,499,009	57,860	4.27%	5,565,160	58,700	4.24%
Other investments	402,740	317	0.32%	216,280	266	0.50%	89,525	316	1.42%
Total earning assets(1)	7,264,886	61,888	3.42%	6,960,551	62,413	3.64%	6,727,011	63,987	3.83%
Cash and due from banks	76,198			75,178			73,523
Allowance for loan and lease losses	(142,056)			(143,206)			(124,186)
Other assets	458,248			457,890			509,058
Total assets	$7,657,276			$7,350,413			$7,185,406

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,458,915	$3,202	0.29%	$4,261,207	$3,526	0.34%	$4,248,478	$8,265	0.78%
Short-term borrowings	186,605	29	0.06%	176,726	36	0.08%	191,411	90	0.19%
Subordinated notes	58,764	814	5.56%	58,764	818	5.65%	58,764	835	5.71%
Long-term debt and mandatorily redeemable securities	81,516	790	3.89%	80,967	500	2.50%	81,766	659	3.24%
Total interest-bearing liabilities	4,785,800	4,835	0.41%	4,577,664	4,880	0.43%	4,580,419	9,849	0.86%
Noninterest-bearing deposits	1,819,739			1,719,264			1,562,100
Other liabilities	108,916			115,034			151,281
Shareholders’ equity	898,388			894,553			862,209
Noncontrolling interests	44,433			43,898			29,397
Total liabilities and equity	$7,657,276			$7,350,413			$7,185,406
Less: Fully tax-equivalent adjustments		(118)			(121)			(137)
Net interest income/margin (GAAP-derived)(1)		$56,935	3.14%		$57,412	3.35%		$54,001	3.23%
Fully tax-equivalent adjustments		118			121			137
Net interest income/margin - FTE(1)		$57,053	3.15%		$57,533	3.35%		$54,138	3.24%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,250,096	$8,143	1.31%	$984,598	$10,037	2.05%
Tax exempt(1)	35,468	406	2.31%	53,377	611	2.30%
Mortgages held for sale	10,727	140	2.63%	19,155	294	3.09%
Loans and leases, net of unearned discount(1)	5,507,243	115,029	4.21%	5,331,779	120,220	4.53%
Other investments	310,025	583	0.38%	65,494	662	2.03%
Total earning assets(1)	7,113,559	124,301	3.52%	6,454,403	131,824	4.11%
Cash and due from banks	75,691			69,465
Allowance for loan and lease losses	(142,628)			(118,212)
Other assets	458,070			492,608
Total assets	$7,504,692			$6,898,264

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	4,360,607	6,728	0.31%	4,162,374	19,116	0.92%
Short-term borrowings	181,693	65	0.07%	196,978	344	0.35%
Subordinated notes	58,764	1,632	5.60%	58,764	1,719	5.88%
Long-term debt and mandatorily redeemable securities	81,243	1,290	3.20%	79,870	1,512	3.81%
Total interest-bearing liabilities	4,682,307	9,715	0.42%	4,497,986	22,691	1.01%
Noninterest-bearing deposits	1,769,779			1,379,103
Other liabilities	111,958			141,570
Shareholders’ equity	896,481			853,467
Noncontrolling interests	44,167			26,138
Total liabilities and equity	$7,504,692			$6,898,264
Less: Fully tax-equivalent adjustments		(239)			(288)
Net interest income/margin (GAAP-derived)(1)		$114,347	3.24%		$108,845	3.39%
Fully tax-equivalent adjustments		239			288
Net interest income/margin - FTE(1)		$114,586	3.25%		$109,133	3.40%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2021	2021	2020	2021	2020
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$61,770	$62,292	$63,850	$124,062	$131,536
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	80	81	83	161	173
(C)	– Tax exempt investment securities	38	40	54	78	115
(D)	Interest income – FTE (A+B+C)	61,888	62,413	63,987	124,301	131,824
(E)	Interest expense (GAAP)	4,835	4,880	9,849	9,715	22,691
(F)	Net interest income (GAAP) (A-E)	56,935	57,412	54,001	114,347	108,845
(G)	Net interest income - FTE (D-E)	57,053	57,533	54,138	114,586	109,133
(H)	Annualization factor	4.011	4.056	4.022	2.017	2.011
(I)	Total earning assets	$7,264,886	$6,960,551	$6,727,011	$7,113,559	$6,454,403
	Net interest margin (GAAP-derived) (F*H)/I	3.14%	3.35%	3.23%	3.24%	3.39%
	Net interest margin – FTE (G*H)/I	3.15%	3.35%	3.24%	3.25%	3.40%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$56,935	$57,412	$54,001	$114,347	$108,845
(G)	Net interest income – FTE	57,053	57,533	54,138	114,586	109,133
(J)	Plus: noninterest income (GAAP)	24,898	25,869	25,241	50,767	49,863
(K)	Less: gains/losses on investment securities and partnership investments	348	(460)	(248)	(112)	(761)
(L)	Less: depreciation – leased equipment	(3,550)	(3,773)	(5,142)	(7,323)	(10,569)
(M)	Total net revenue (GAAP) (F+J)	81,833	83,281	79,242	165,114	158,708
(N)	Total net revenue – adjusted (G+J–K–L)	78,749	79,169	73,989	157,918	147,666
(O)	Noninterest expense (GAAP)	45,198	44,140	44,825	89,338	91,360
(L)	Less:depreciation – leased equipment	(3,550)	(3,773)	(5,142)	(7,323)	(10,569)
(P)	Noninterest expense – adjusted (O–L)	41,648	40,367	39,683	82,015	80,791
	Efficiency ratio (GAAP-derived) (O/M)	55.23%	53.00%	56.57%	54.11%	57.56%
	Efficiency ratio – adjusted (P/N)	52.89%	50.99%	53.63%	51.94%	54.71%

		End of Period
		June 30,	March 31,	June 30,
		2021	2021	2020
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$901,226	$891,295	$864,995
(R)	Less: goodwill and intangible assets	(83,937)	(83,942)	(83,959)
(S)	Total tangible common shareholders’ equity (Q–R)	$817,289	$807,353	$781,036
(T)	Total assets (GAAP)	7,718,694	7,511,931	7,365,146
(R)	Less: goodwill and intangible assets	(83,937)	(83,942)	(83,959)
(U)	Total tangible assets (T–R)	$7,634,757	$7,427,989	$7,281,187
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	11.68%	11.87%	11.74%
	Tangible common equity-to-tangible assets ratio (S/U)	10.70%	10.87%	10.73%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$901,226	$891,295	$864,995
(V)	Actual common shares outstanding	25,000,727	25,268,687	25,550,355
	Book value per common share (GAAP-derived) (Q/V)*1000	$36.05	$35.27	$33.85
	Tangible common book value per share (S/V)*1000	$32.69	$31.95	$30.57

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